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                                                                 EXHIBIT 10.42.1
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NATIONSBANC COMMERCIAL CORPORATION
P.O. Box 4095
Atlanta, GA 30302-4095


June 9, 1997


Tarrant Apparel Group
3151 East Washington Boulevard
Los Angeles, CA   90023
Attn.:  Mark Kristof

Re:  Factoring Agreement Between Us Dated September 28, 1993
     (as amended, the "Factoring Agreement")

Gentlemen:

We hereby agree with you that the Factoring Agreement is amended as follows:

1.   Delete the definition of "Sales" in Section 1.12 and replace it with the
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following:

     1.12 "Sales" shall mean the sale of goods and/or the rendition of services by us in the ordinary course of business to Customers in the United States of America and Puerto Rico other than sales to Lerner New York, a division of The Limited Corporation, and Target Stores, a division of Dayton Hudson Corporation

2.   Delete Section 2.3 and replace it with the following:
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     2.3 All orders for Sales shall be submitted to you for credit approval prior to shipment of the goods or rendition of the services so ordered, and each approved Sale shall be made only in accordance with such approval. All credit approvals must be in writing. Receivables arising from orders not so approved by you, in whole or in part, shall be with full recourse to us to the extent and in the respects not so approved. A credit approval shall not be effective if (a) the approved terms of sale are changed, (b) delivery of the goods to the Customer is not made by us within forty-five (45) days after the shipping date specified in our request for credit approval, or, if no such date is specified, within forty-five (45) days after the date of the credit approval,
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     or (c) the invoice representing the Sale is not delivered to you within twenty (20) days after the shipment date. Credit approval may be by credit line. While a credit line remains in force, Receivables (or parts thereof) in excess of such line will succeed amounts within the line which are paid by or credited to the Customer; the succession of Receivables (or parts thereof) shall take place in the order of maturity and shall be limited to amounts then so paid or credited. The right of succession ceases when the line is cancelled. On all credit-approved Sales you assume the Credit Risk up to the amount so approved and will bear the credit loss on the amount of the uncollected Receivables if a Customer, after delivery/rendition and acceptance of the goods/services, fails on due date to pay in full solely because of financial inability, but you are not to be responsible where nonpayment results from any Customer Dispute, acts of God, war, civil strife, currency restrictions, or foreign political impediments, because we assume all other risks; provided, however, that all credit-approved Receivables to the Customers listed on Annex I attached hereto (the
                                            -------
     "Specific Customers") shall be with full recourse to us until we have established in any Contract Year, with respect to credit-approved Receivables purchased by you with respect to Sales to the Specific Customers, aggregate Ultimate Net Credit Losses in excess of our Maximum Initial Loss Liability. As used herein, "Contract Year" shall mean the twelve (12) month period commencing on May 1, 1997 and each succeeding twelve (12) month period thereafter; "Ultimate Net Credit Loss" shall mean the amount reasonably determined by you to be the difference between the Net Amount of the affected Receivable and the recovery with respect to that Receivable as of the date when the amount of such recovery can be reasonably determined under all relevant facts and circumstances, when nonpayment results from the Customer's financial inability; and "Maximum Initial Loss Liability" shall mean as to each Contract Year US One Million Dollars (US$1,000,000). Credit approvals, once granted, may be withdrawn by you prior to shipment/rendition of the goods/services. With regard to Sales without credit approval or in excess of any approved amount of credit, as to any given Customer, we agree that any payments or credits on any Receivables owing from such Customer may be applied first to any credit-approved Receivables which may at any time be unpaid, regardless of the respective dates such Sales occurred and regardless of any notations on payment items, or may be applied in such other manner as you in your sole discretion shall deem appropriate.
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3.   Delete Section 2.5 and replace it with the following:
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     2.5 The purchase price of Receivables is to be the Net Amount thereof, which, less any charges and reserves, will be due and payable on Payment Date. We shall pay you a commission in an amount equal to (a) two-tenths of one percent (0.20%) of the gross amount of such Receivables, in the case of Sales to Specific Customers (as defined in Section 2.3 hereof), for the first sixty (60) day term or part thereof, and (b) six-tenths of one percent (0.60%) of the gross amount of such Receivables, in the case of Sales to other Customers, for the first sixty (60) day term or part thereof. You may reasonably retain from sums payable to us a reserve, which reserve may be revised from time to time at your discretion, in order to provide for Customer Disputes, possible credit losses on unapproved Receivables, sums owing to you for goods/services purchased by us from any other firm factored or otherwise financed by you, and the Obligations. A discount, credit, or allowance after issuance or granting may not be claimed by us, but may be claimed solely by the Customer; no third party beneficiary rights are created hereby.

4.   Delete Section 2.6 and replace it with the following:
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     2.6 Prior to Payment Date, upon our request and at your sole discretion, you may advance to us up to (a) ninety percent (90%) of the purchase price of Receivables less charges and reserves plus (b) ninety percent (90%) of the face value of Eligible Receivables due and owing at such time less charges and reserves. As used herein, "Eligible Receivables" shall mean all non-factored Receivables except: (i) those which are past due sixty (60) days or more; (ii) those arising from sales to affiliates; (iii) those subject to Customer Dispute; (iv) those with respect to which we have breached any warranty or representation; (v) those with respect to a Customer that is more than sixty (60) days past due on more than fifty percent (50%) of the Receivables for which it is obligated; (vi)
     Receivables from Sales to federal, state or local governmental entities or agencies; (vii) those for which you are not or do not continue to be, in your sole discretion, satisfied with the credit standing of the Customer in relation to the amount of credit extended; (viii) those for which letters of credit have been issued unless such letters of credit have been transferred to you under documents satisfactory to you; (ix) those arising from Sales for which the terms are more than ninety (90) days; (x) those
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     arising from Sales in which our performance has been bonded; and (xi) those which you in your sole discretion deem to be ineligible. At any time that advances are outstanding against Eligible Receivables, we shall submit to you a borrowing base certificate by the tenth day of the month (as of the last day of the preceding month), in form acceptable to you, setting forth the calculations necessary to determine the maximum amount of advances hereunder. We represent and warrant that each Receivable included in a borrowing base certificate as an "Eligible Receivable" shall meet the criteria enumerated above.

5.   Delete Section 3 and replace it with the following:
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     SECTION 3.  INTEREST

           Interest shall be charged for the number of days that advances of the purchase price are made prior to Payment Date and for the number of days that advances or other charges to our account remain outstanding at a rate equal to one and one-quarter percent (1.25%) per annum plus the applicable LIBOR Index Rate (unless it becomes illegal or impracticable for you to obtain funds at the LIBOR Index Rate in which case the rate shall be equal to the Prime Rate minus one and one-quarter percent (1.25%)); except, however, in either case, that the interest rate shall in no event be less than five percent (5.0%) per annum. As used herein, "LIBOR Index Rate" shall mean the rate of interest as determined by you, as of the last Banking Day of each calendar month, as the rate at which you are able, in accordance with your normal practice, to acquire U.S. Dollar deposits in the London Interbank Market or comparable market for a period of thirty
     (30) days, adjusted to compensate you for reserve requirements, FDIC insurance, and any increased costs resulting from changes in any law, rule or regulation or in the interpretation of any thereof. Interest shall be computed on the basis of a year of three hundred sixty (360) days, for actual days elapsed. Changes in the interest rate applicable to LIBOR Index Rate advances (or, in the event the Prime Rate is applicable in accordance with this Section 3, applicable to Prime Rate advances) shall be effected monthly to reflect changes in the LIBOR Index Rate (or Prime Rate), as follows: The rate shall be adjusted on the first day of each month based on the LIBOR Index Rate (or the Prime Rate) in effect at the close of business on the last Banking Day of the immediately preceding month. After termination, we shall pay interest on our
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     obligations hereunder at the rate of the Prime Rate minus one and one-
     quarter percent (1.25%) per annum with changes to such rate of interest to take effect as hereinbefore provided. For the purpose of interest calculation, commissions earned during each month shall be deemed charged to our account on the fifteenth (15th) day of each month.

6.   Delete Section 5 and replace it with the following:
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     SECTION 5.  SECURITY INTEREST

           We hereby grant you a security interest in all of our present and future accounts, instruments, contract rights, chattel paper, documents and general intangibles, (whether arising before or after termination of this Agreement) and all returned, repossessed, and reclaimed goods, and books and records relating thereto, arising out of or in any way related to the Sales, to secure all of the Obligations. We further sell and assign to you all our title and/or interest in the goods (unless released by you) represented by Receivables as well as goods returned by or repossessed from Customers, all of our rights as an unpaid vendor or lienor, all of our rights of stoppage in transit, replevin and reclamation relating thereto, and all of our rights against third parties with respect thereto; we will cooperate with you in exercising any rights with respect to the goods. In addition, we hereby grant you a security interest in the reserve established pursuant to Section 2.5 hereof, to secure all of the Obligations.

This amendment shall be effective as of May 1,1997.
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All other terms and conditions of the Factoring Agreement shall continue in full force and effect.

Please signify your agreement to the foregoing by signing where indicated below.

NATIONSBANC COMMERCIAL CORPORATION


By:  /s/ Richard L. Zimmermann
    --------------------------
Title:  Senior Vice President
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Read and agreed:

TARRANT APPAREL GROUP


By:  /s/ Mark B. Kristof
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Title: Vice President-Finance & CFO
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                                    ANNEX I



1.     Wal-Mart and its affiliates

2.     Sears and its affiliates

3.     The Limited and its affiliates and subsidiaries

4. Dayton Hudson Stores and its affiliates and subsidiaries (including Target and Mervyns)